EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Leland F. Wilson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes–Oxley Act of 2002, that the Quarterly Report of VIVUS, Inc. on Form 10–Q for the quarterly period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report fairly presents in all material respects the financial condition and results of operations of VIVUS, Inc.

By: /s/ LELAND F. WILSON Name: Leland F. Wilson Title: President and Chief Executive Officer

I, Richard Walliser, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes–Oxley Act of 2002, that the Quarterly Report of VIVUS, Inc. on Form 10–Q for the quarterly period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report fairly presents in all material respects the financial condition and results of operations of VIVUS, Inc.

By: /s/ RICHARD WALLISER Name: Richard Walliser Title: Vice President and Chief Financial Officer